(AETNA LETTERHEAD)       151 Farmington Avenue             Susan E. Bryant
                         Hartford, CT  06156 - 3124        Counsel
                                                           Law & Regulatory
                                                           Affairs, RE4C
                                                           (203) 273-7834
                                                           Fax: (203) 273-8340

December 27, 1995

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated December 23, 1994, (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended October 31, 1994 filed on behalf of the Aetna Series Fund, Inc.) as an exhibit to this Post-Effective Amendment No. 11 to Registration Statement on Form N-1A (File Nos. 811-6352 and 33-41694) and to my being named under the caption "Legal Matters" in the prospectus contained therein.



Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel